SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES ECXHANGE ACT OF 1934
Date of Report: February 21, 2007
(Date of earliest event reported)
KAHIKI FOODS, INC.
(Exact Name of Registrant as specified in its charter)

Ohio	333-113925
(State or Other Jurisdiction of Incorporation)	(Commission file Number)
31-1056793
(IRS Employer Identification No.)
1100 Morrison Road, Gahanna, Ohio 43230
(Address of principal executive offices)(Zip code)
Registrant’s Telephone Number, Including Area Code
(614) 322-3180
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 7.01 Regulation FD Disclosure
On February 20, 2007, Kahiki Foods, Inc. (“Kahiki” or “we”) issued a news release reporting that we had received a non-binding offer for all of the outstanding capital stock of Kahiki for a purchase price of $2.25 per share of common stock and the payment of the liquidation preference of the preferred stock. The non-binding offer is subject to certain conditions, including completion of due diligence satisfactory to the acquirer, suspension of Kahiki’s filing obligations with the Commission, approval of Kahiki’s shareholders, and such other conditions as may be set forth in a definitive agreement to be negotiated. We have attached a copy of the news release as Exhibit 99.1, and such exhibit is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

99.1	News release issued by Kahiki Foods, Inc. on February 19, 2007.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, except if Kahiki specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAHIKI FOODS, INC.

By:	(s) Frederick A. Niebauer

Frederick A. Niebauer Chief Financial Officer
Dated: February 21, 2007